Exhibit 2.1a

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This FIRST AMENDMeNT TO purchase AND SALE AGREEMENT (this “Amendment”) is made and entered into as of April 20, 2021 (the “Amendment Date”), by and between ALPINE INCOME PROPERTY OP, LP, a Delaware limited partnership (the “Purchaser”) and BLUEBIRD ARROWHEAD PHOENIX LLC, a Delaware limited liability company, GOLDEN ARROW CLERMONT FL LLC, a Delaware limited liability company, BLUEBIRD GERMANTOWN MD LLC, a Delaware limited liability company, GOLDEN ARROW CHARLOTTE NC LLC, a Delaware limited liability company, CTLC GOLDEN ARROW KATY LLC, a Delaware limited liability company, and BLUEBIRD RENTON WA LLC, a Delaware limited liability company  (collectively, the “Seller” or “Sellers”).

W i t n e s s e t h:

Whereas, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated April 2, 2021 (collectively, the “Contract”), for those certain six (6) separate premises of property owned by Seller and located in the Cities and States more particularly described in the Contract; and

WHEREAS, Seller and Purchaser desire to amend and modify the Contract as more particularly set forth herein.

Now, therefore, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.Recitals.  The foregoing recitals are true and correct and are incorporated herein by reference.  All capitalized terms not defined herein shall have the same meanings ascribed to said terms as set forth under the Contract.
2.Purchase Price.  The Purchase Price is hereby reduced to Forty-Four Million Five Hundred Thousand and 00/100 Dollars ($44,500,000).
3.No Additional Modifications; Ratification of Contract.  Except as expressly modified in this Amendment, the Contract is not modified and shall continue in full force and effect according to its existing terms.  Purchaser and Seller hereby ratify and affirm all of their respective rights and obligations under the Contract.
4.Conflicts.  In the event of any conflict between the terms of the Contract and the terms of this Amendment, the terms of this Amendment shall govern.  This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and assigns.
5.Counterparts.  This Amendment may be executed in one or more counterparts and shall become effective when one or more counterparts have been signed by all of the parties; each counterpart shall be deemed an original but all counterparts shall constitute a single instrument.  Delivery of this instrument may be accomplished by facsimile transmission or other electronic means.

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IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be executed effective as of the Amendment Date.

PURCHASER:

ALPINE INCOME PROPERTY OP, LP,

a Delaware limited partnership

By:Alpine Income Property GP, LLC,

a Delaware limited liability company,

its general partner

By:Alpine Income Property Trust, Inc.,

a Maryland corporation,

its sole member

By: /s/ Steven R. Greathouse

Steven R. Greathouse

Chief Investment Officer

[Signatures Continue on Following Page]

11030132

SELLER:

BLUEBIRD ARROWHEAD PHOENIX LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By:  /s/ Steven R. Greathouse

Steven R. Greathouse

Chief Investment Officer

[Signatures Continue on Following Page]

11030132

SELLER:

GOLDEN ARROW CLERMONT FL LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By:  /s/ Steven R. Greathouse

Steven R. Greathouse

Chief Investment Officer

[Signatures Continue on Following Page]

11030132

SELLER:

BLUEBIRD GERMANTOWN MD LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By:  /s/ Steven R. Greathouse

Steven R. Greathouse

Chief Investment Officer

[Signatures Continue on Following Page]

11030132

SELLER:

GOLDEN ARROW CHARLOTTE NC LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By:  /s/ Steven R. Greathouse

Steven R. Greathouse

Chief Investment Officer

[Signatures Continue on Following Page]

11030132

SELLER:

CTLC GOLDEN ARROW KATY LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By:  /s/ Steven R. Greathouse

Steven R. Greathouse

Chief Investment Officer

[Signatures Continue on Following Page]

11030132

SELLER:

BLUEBIRD RENTON WA LLC,

a Delaware limited liability company

By:Golden Arrow 6 LLC,

a Delaware limited liability company,

its sole member

By:CTO Realty Growth, Inc.,

a Maryland corporation,

successor-by-merger with

CTO Realty Growth, Inc.,

a Florida corporation,

f/k/a Consolidated-Tomoka Land Co.,

its sole member

By:  /s/ Steven R. Greathouse

Steven R. Greathouse

Chief Investment Officer

11030132